EXHIBIT 3.2

                                     BYLAWS
                                       OF
                             PURE CYCLE CORPORATION

                             AS AMENDED AND RESTATED
                                  JUNE 10, 2004

                                    ARTICLE I
                                     OFFICES

      1.1   OFFICES.

            The registered office of Pure Cycle Corporation (the "CORPORATION") in the State of Delaware shall be as provided for in the Certificate of Incorporation as amended from time to time. The Corporation shall have offices at such other places as the board of directors may from time to time determine.

                                   ARTICLE II
                                  STOCKHOLDERS

      2.1   ANNUAL MEETINGS.

            The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by resolution of the board of directors. Each such annual meeting shall be held at such place, within or without the State of Delaware, as shall be determined by the board of directors. The day, time, and place of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from day to day, time to time, and place to place until its business is completed.

      2.2   SPECIAL MEETINGS.

            Except as otherwise required by law or by the Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), special meetings of stockholders may be called by the chairman of the board, the chief executive officer, the president or the board of directors pursuant to a resolution approved by a majority of the entire board of directors or a sole remaining director, or the written request of stockholders owning twenty percent of the entire capital stock of the Corporation issued and outstanding and entitled to vote. A written request for a meeting delivered by stockholders shall state the purpose or purposes of the meeting and shall be delivered to the secretary. The term "ENTIRE BOARD OF DIRECTORS," as used in these bylaws, means the total number of directors which the Corporation would have if there were no vacancies. The business to be conducted at a special meeting of stockholders shall be limited to the business set forth in the notice of meeting sent by the Corporation.



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      2.3   STOCKHOLDER ACTION.

            Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of such stockholders or without a meeting, without prior notice, and without a vote, if the requisite stockholders entitled to vote execute a consent in writing, setting forth the action so taken.

      2.4   NOTICE OF MEETING.

            Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, except as otherwise required by statute or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, facsimile transmission, cablegram, overnight courier or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder's address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

      2.5   WAIVER.

            Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

      2.6   VOTING LIST.

            The secretary shall prepare and make available, at the earlier of ten (10) days before every meeting of stockholders, or two (2) business days after the notice is given, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.


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      2.7   QUORUM.

            Except as otherwise required by law, the Certificate of Incorporation or these bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than twenty (20) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, notwithstanding the prior paragraph and except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.

      2.8   RECORD DATE.

            In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. The record date for any other action shall not be more than sixty (60) days prior to such action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be the close of business on the day immediately preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day immediately preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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      2.9   PROCEDURE.

            The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

      2.10  ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.

            Stockholders may nominate one or more persons for election as directors at the annual meeting of stockholders or propose business to be brought before the annual meeting of stockholders, or both, only if (i) such business is a proper matter for stockholder action under applicable Delaware law and (ii) the stockholder has given timely notice in proper written form of such stockholder's intent to make such nomination or nominations or to propose such business.

            To be timely, a stockholder's notice relating to the annual meeting shall be delivered to the secretary at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year's annual meeting, then notice by the stockholder to be timely must be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

            To be in proper form a stockholder's notice to the secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the stockholder is a holder of record of stock of the Corporation, that the stockholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) in the case of nomination of a director or directors, a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the board of directors of the Corporation and (v) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the Corporation if so elected.

            The Chairman of a meeting of stockholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.


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            Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this section. Nothing in this section shall affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this section shall affect any rights of stockholders, if any, to have any nominee included in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE III
                                   DIRECTORS

      3.1   NUMBER.

            Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by resolutions adopted by the board of directors; provided, however, that the number of directors shall at no time be less than three (3) nor more than fifteen (15); PROVIDED, HOWEVER, that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director; and provided, further, that a newly created directorship established by the election of an additional member of the board by the board of directors shall be deemed to automatically increase the size of the board by one (1).

      3.2   CHAIRMAN OF THE BOARD.

            The chairman, if present, shall preside at all meetings of stockholders and of the board and shall perform all duties incident to the office of chairman of the board and all such other duties as may from time to time be assigned to him by the board or by these bylaws.

      3.3   ELECTION AND TERMS.

            A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

      3.4   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

            Except as otherwise fixed pursuant to the provisions of the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office or a sole remaining director, even though less than a quorum of the board of directors, or, if there are no remaining directors, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor shall have been elected and qualified.


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      3.5   REGULAR MEETINGS.

            The first meeting of each newly elected board of directors elected at the annual meeting of stockholders shall be held immediately after and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. Regular meetings of the board of directors shall be held at such times and places as the board of directors may from time to time determine.

      3.6   SPECIAL MEETINGS.

            Special meetings of the board of directors may be called at any time, at any place and for any purpose by the chairman of the board, the chief executive officer, the president or by a majority of the entire board of directors.

      3.7   NOTICE OF MEETINGS.

            Notice of regular meetings of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is: (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

      3.8   WAIVER.

            Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

      3.9   QUORUM.

            Except as may be otherwise provided by law, in the Certificate of Incorporation, or in these bylaws, the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be deemed the act of the board of directors. Less than a quorum may adjourn any meeting of the board of directors from time to time without notice.

      3.10  PARTICIPATION IN MEETINGS BY TELEPHONE.

            Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar


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communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      3.11  POWERS.

            The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these bylaws, directed or required to be exercised or done by the stockholders.

      3.12  COMPENSATION OF DIRECTORS.

            Directors shall receive such compensation for their services as shall be determined by a majority of the entire board of directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as directors.

      3.13  ACTION WITHOUT A MEETING.

            Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

      3.14  REMOVAL.

            The stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote for the election of directors, remove any director from office, with or without cause.

                                   ARTICLE IV
                                   COMMITTEES

      4.1   DESIGNATION OF COMMITTEES.

            The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.


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      4.2   COMMITTEE POWERS AND AUTHORITY.

            The board of directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; PROVIDED, HOWEVER, that a committee may not exercise the power or authority of the board of directors in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, pursuant to Article IV of the Certificate of Incorporation, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      4.3   COMMITTEE PROCEDURES.

            To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in SECTION 3.3 (except as they relate to an annual meeting of the board of directors) and SECTIONS 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 3.12, AND 3.13 of these bylaws, as if the committee were the board of directors.

                                   ARTICLE V
                                    OFFICERS

      5.1   NUMBER.

            The officers of the Corporation shall be appointed or elected by the board of directors. The officers shall be a chief executive officer, a president, such number, if any, of executive vice presidents as the board of directors may from time to time determine, such number, if any, of vice presidents as the board of directors may from time to time determine, a secretary, such number, if any, of assistant secretaries as the board of directors may from time to time determine, and a chief financial officer. Any person may hold two (2) or more offices at the same time except the offices of chief executive officer and secretary and the offices of president and secretary.

      5.2   ADDITIONAL OFFICERS.

            The board of directors may appoint such other officers as it shall deem appropriate.


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      5.3   TERM OF OFFICE, RESIGNATION.

            All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause. Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president, or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by the board of directors.

      5.4   CHIEF EXECUTIVE OFFICER.

            The chief executive officer shall be chief executive officer of the Corporation and, subject to the direction and control of the board of directors, shall manage the business of the Corporation. The chief executive officer shall preside at all meetings of the stockholders and directors at which such officer may be present unless the board of directors has appointed a chairman, vice chairman, or other officer of the board to preside at such meetings. The chief executive officer may execute contracts, deeds and other instruments on behalf of the Corporation. The chief executive officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

      5.5   PRESIDENT.

            The president, if any, shall be the officer next in rank after the chief executive officer. The president may execute contracts, deeds and other instruments on behalf of the Corporation. In the absence of the chief executive officer or in the event of his disability, inability or refusal to act, the president shall perform the duties and exercise the power of the chief executive officer. The president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

      5.6   EXECUTIVE VICE PRESIDENT.

            Each executive vice president, if any, shall perform such functions as may be prescribed by the board of directors, the chairman of the board, the chief executive officer or the president. Each executive vice president may execute contracts, deeds and other instruments on behalf of the Corporation. Each executive vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Each executive vice president shall perform such other duties as the board, the chief executive officer or the president may from time to time prescribe or delegate to him.


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      5.7   VICE PRESIDENT.

            Each vice president, if any, shall perform such functions as may be prescribed by the board of directors, the chief executive officer, the president, or any executive vice president. Each vice president may execute contracts, deeds and other instruments on behalf of the Corporation. The vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Each vice president shall perform such other duties as the board, the chief executive officer, the president or any executive vice president may from time to time prescribe or delegate to him.

      5.8   SECRETARY.

            The secretary shall give, or cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the board of directors, he shall give notice of any such special meeting. The secretary shall keep the minutes of all meetings of the stockholders, the board of directors or any committee established by the board of directors. The secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The secretary shall perform such other duties as the board, the chief executive officer, the president or any vice president may from time to time prescribe or delegate to him.

      5.9   ASSISTANT SECRETARY.

            Each assistant secretary, if any, shall, in general, perform the duties as may be prescribed by the secretary or by the chief executive officer, president, or by the board of directors from time to time. Any assistant secretary or secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for the Corporation's shares, the issuance of which have been authorized by a resolution of the board of directors.

      5.10  CHIEF FINANCIAL OFFICER.

            The chief financial officer shall also be the treasurer of the Corporation and shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The chief financial officer shall perform such other duties as the board, the chief executive officer or the president may from time to time prescribe or delegate to him.

      5.11  COMPENSATION.

            Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.


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                                   ARTICLE VI
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

      6.1   DIRECTORS AND OFFICERS.

            Subject to the Certificate of Incorporation and the other sections of this Article, the Corporation shall indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware in effect on the date of these bylaws and as amended from time to time, any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any action, suit or proceeding by or in the right of the Corporation (a "PROCEEDING"). The Corporation shall advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding within ten days after the receipt by the Corporation of a statement or statements from such person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such person and, if such person is an officer or director of the Corporation, shall include or be preceded or accompanied by an undertaking by or on behalf of such person to repay any expenses advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expenses. Costs, charges or expenses of investigating or defending Proceedings for which indemnity will be sought hereunder may be incurred without the Corporation's consent provided that no settlement of any such Proceeding may be made without the Corporation's consent, which consent shall not be unreasonably withheld.

      6.2   DETERMINATION OF RIGHT TO INDEMNIFICATION.

            6.2.1 Any indemnification requested by any person under SECTION 6.1 shall be made no later than forty-five (45) days after receipt of the written request of such person unless a determination is made within said forty-five
(45) day period: (i) by a majority vote of directors who are not parties to such Proceedings, or (ii) in the event a quorum of non-involved directors is not obtainable, at the election of the Corporation, by independent legal counsel in a written opinion, that such person is not entitled to indemnification hereunder.

            6.2.2 Notwithstanding a determination under SECTION 6.2.1 above that any person is not entitled to indemnification with respect to a Proceeding, such person shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing such person's right to indemnification pursuant to these bylaws. Neither the failure of the Corporation (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that such person is entitled to indemnification hereunder, nor an actual determination by the Corporation (including its board of directors or independent legal counsel) that such person is not entitled to indemnification hereunder, shall be a defense to


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the action or create any presumption that such person is not entitled to indemnification hereunder.

            6.2.3 The Corporation shall indemnify any person against all expenses incurred in connection with any hearing or Proceeding under this
SECTION 6.2 if such person prevails on the merits or otherwise in such Proceeding.

      6.3   SUBROGATION.

            In the event of payment under these bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor and such indemnified person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

      6.4   PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

            6.4.1 In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that such person is entitled to indemnification under this ARTICLE VI, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

            6.4.2 The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in these bylaws) of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

      6.5   EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES.

            Notwithstanding any other provision of these bylaws, no person shall be entitled to indemnification or advancement of expenses under these bylaws with respect to any Proceeding brought by such person, unless the bringing of such Proceeding or making of such claim shall have been approved by the board of directors.

      6.6   CONTRACT.

            The foregoing provisions of this ARTICLE VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.


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


            The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this ARTICLE VI.

      6.7   SURVIVING CORPORATION.

            The board of directors may provide by resolution that references to "the Corporation" in this Article shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee or agent of another corporation, partnership, joint venture, trust, association or other entity shall stand in the same position under the provisions of this Article with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

      6.8   INUREMENT.

            The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

      6.9   EMPLOYEES AND AGENTS.

            To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation.

                                  ARTICLE VII
                                  CAPITAL STOCK

      7.1   CERTIFICATES.

            Each stockholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by (a) the chief executive officer, the president, or any executive vice president or vice president and (b) the secretary, an assistant secretary or the chief financial officer, certifying the number of shares of stock of the Corporation owned by such stockholder. Any or all the signatures on the certificate may be a facsimile.

      7.2   FACSIMILE SIGNATURES.

            In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent, or registrar at the date of issue.


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


      7.3   REGISTERED STOCKHOLDERS.

            The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

      7.4   CANCELLATION OF CERTIFICATES.

            All certificates surrendered to the Corporation shall be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

      7.5   LOST, STOLEN, OR DESTROYED CERTIFICATES.

            The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the board of directors may direct as indemnity against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

      7.6   TRANSFER OF SHARES.

            Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

      7.7   TRANSFER AGENTS AND REGISTRARS.

            The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.


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


                                  ARTICLE VIII
                                      SEAL

      8.1   SEAL.

            The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words "Seal" and "Delaware," and which, if adopted, shall constitute the corporate seal of the Corporation.

                                   ARTICLE IX
                                   FISCAL YEAR

      9.1   FISCAL YEAR.

            The fiscal year for the Corporation shall be determined from time to time by the board of directors.

                                   ARTICLE X
                                   AMENDMENTS

      10.1  AMENDMENTS.

            Subject to the provisions of the Certificate of Incorporation, these bylaws may be altered, amended, or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting, provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these bylaws, the board of directors may, by majority vote of those present at any meeting at which a quorum is present, amend these bylaws or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. The board of directors shall have the power to amend or repeal any bylaw adopted by the stockholders unless such power is prohibited by the laws of the State of Delaware, the Certificate of Incorporation or by a provision in these Bylaws adopted by stockholders specifying particular provisions of the Bylaws which may not be amended by the board of directors.



ATTEST:


______________________________
Secretary


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